UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2019
CIVITAS SOLUTIONS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36623 (Commission File Number)	65-1309110 (IRS Employer Identification No.)
313 Congress Street, 6th Floor Boston, Massachusetts 02210 (Address of Principal executive offices, including Zip Code)
(617) 790-4800 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02. Results of Operations and Financial Condition
The information disclosed below in Item 7.01 is also intended to be disclosed under this Item 2.02 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On January 23, 2019, Civitas Solutions, Inc. (the “Company”) is commencing the distribution of a confidential presentation to potential lenders and investors relating to the financing of the Company’s pending merger (the “Merger”) with Celtic Intermediate Corp., a newly-formed company controlled by investment funds affiliated with Centerbridge Capital Partners, L.P. The confidential presentation includes the following information regarding the Company’s results of operations for the first fiscal quarter ending December 31, 2018.
The financial results included in this report are preliminary and pending the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that the Company’s results for the fiscal quarter will vary from the preliminary estimates and such differences could be material. Financial results will not be complete until the Company completes its financial closing and files its quarterly report on Form 10-Q for the fiscal quarter ending December 31, 2018.
The information furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing. The furnishing of the information below shall not be deemed an admission that the furnishing of such information is required by Regulation FD or that any such information is material.
The Company’s preliminary unaudited net revenue and Adjusted EBITDA results for the first fiscal quarter ended December 31, 2018 are not expected to be below $402.0 million and $44.2 million, respectively. For the fiscal quarter ended December 31, 2017, net revenue was $395.4 million and Adjusted EBITDA was $38.1 million.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, for the fiscal quarter ended December 31, 2018 to the most directly comparable GAAP measure is provided in the table below.

Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands)
(unaudited)
Three Months Ended December 31,

Reconciliation of Net Income to Adjusted EBITDA:	2018
Net income	$5,025
Provision for income taxes	2,338
Interest expense, net	10,166
Depreciation and amortization	22,375
Adjustments:
Stock-based compensation (a)	2,068
Merger costs (b)	1,190
Restructuring costs(c)	198
Acquisition-related transaction costs (d)	840
Adjusted EBITDA	$44,200

(a)	Represents non-cash stock-based compensation expense.

(b)	Represents external costs incurred in connection with the definitive merger agreement with funds affiliated with Centerbridge Partners, L.P. announced on December 18, 2018.

(c)	Represents severance costs associated ongoing optimization initiatives.

(d)	Represents external transaction costs incurred by the Company for acquisitions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS SOLUTIONS, INC.

/s/ Denis M. Holler
Date: January 23, 2019	Name:	Denis M. Holler
	Title:	Chief Financial Officer